                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post Effective Amendment Number 19 to Registration Statement Number 2-8439 on Form S-3 dated November 10, 1983, Post Effective Amendment Number 1 to Registration Statement Number 33-18316 on Form S-8 dated December 14, 1987, Registration Statement Number 33-87992 on Form S-3 dated January 13, 1995 and Post Effective Amendment Number 1 to Registration Statement Number 33-65165 on Form S-3 dated February 2, 1996 and the Related Prospectuses of our report on the financial statements and schedule included in this Annual Report on Form 10-K of Atlas Corporation for the year ended December 31, 1997.

/s/ Ernst & Young LLP

Denver, Colorado
March 31, 1998